MAGNET AWARDS THREE -YEAR AGREEMENT
TO MICROHELIX, INC.

For Immediate Release

Contact:  Ty Pettit
      Chief Executive Officer
      (503) 968-1600

(August 2, 2004) – PORTLAND, Oregon – Microhelix, Inc. (OTC Bulletin Board: MHLX.OB), a manufacturer of complex cable assemblies and ultrasound probes for the medical and commercial markets, announced today that it has signed a three-year agreement with MAGNET to provide its line of new MHLX-branded ultrasound probes to MAGNET's more than 850 acute care members. The contract extends through July 30, 2007.

"We want to ensure that our members have access to new ultrasound probes that meet the exacting imaging and quality standards necessary to achieve consistent diagnostic results while offering members the additional benefits of extended warranty coverage and significantly reduced cost. Microhelix will deliver value to our members who are always seeking new ways to provide consistently high-quality care, while managing costs," said Derwood B. Dunbar, Jr., President and Chief Executive Officer at MAGNET.

Ty Pettit, President and CEO of Microhelix commented, “We are offering MAGNET members a total of eight new probes, three for the Aspen & 128XP systems and five for the HDI 3000/5000 system. All of these probes are marketed under the MHLX brand. All probes are new (not refurbished), have received 510k clearance from the FDA and carry an 18-month warranty.”

“We anticipate an excellent partnership with MAGNET's members in our joint mission to provide new ultrasound probes that offer exceptional performance and quality while reducing the cost of acquisition," continued Mr. Pettit.

About MAGNET
MAGNET is one of the nation's leading healthcare group purchasing organizations (GPO) with a current membership in excess of 12,000 facilities. The organization's membership is comprised of member shared service organizations that, in turn, serve their participating facilities directly. The member shared service organizations are Association Management Resources (AMR), Connecticut Hospital Association Shared Series Program (CHA SSP), Hospital Central Services Cooperative (HVSC), Joint Purchasing Corporation (JPC)/Creative Source Concepts (CSC), Monmouth Ocean Hospital Service Corporation (MOHCC), PRIME and Southwest Ohio Health Care Affiliates (SOHCA). MAGNET is committed to developing business partnerships that can improve the quality of service provided, and facilitating improved patient outcomes within their contracted facilities. MAGNET's membership includes acute care hospitals, long-term care facilities, physician practices/clinics, assisted living centers, and affiliated healthcare organizations.

About Microhelix, Inc.
Microhelix, Inc. is a manufacturer of complex cable assemblies for the medical and commercial markets. The Ultrasound Division, headquartered in Tucson, Arizona with manufacturing facilities in Nogales, Mexico, manufactures complex cable assemblies for original equipment manufacturers that are used in applications such as medical ultrasound probes, patient monitoring devices, flaw detection systems and security systems. Microhelix also markets its own MHLX line of new 510k cleared ultrasound probes for several ultrasound systems. Additional information about Microhelix is available on its website: www.microhelix.com.

Statements in this press release other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current views and estimates of future economic and market circumstances, industry conditions, company performance and financial results. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are subject to risks and uncertainties that could cause the Company’s actual future results to differ materially from the results discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, competition from existing or new products, production delays, lack of market acceptance of the Company’s products, general economic conditions and such other risks and factors as are described from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements made today speak only as of today and the Company does not undertake any obligation to update any such statements to reflect events or circumstances occurring after today.